UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 3, 2009 (December 1, 2009)

PERICOM SEMICONDUCTOR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

California
(State or Other Jurisdiction of Incorporation)

0-27026 (Commission File Number)	77-0254621 (I.R.S. Employer Identification No.)

3345 North First Street, San Jose, California 95134
(Address of Principal Executive Offices) (Zip Code)

(408) 435-0800
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 1, 2009, Pericom Semiconductor Corporation (the "Company") entered into an R&D Center Investment Agreement (the "R&D Agreement") with the Administrative Committee of Yangzhou Economic and Technology Development Zone (the "Committee") in the People's Republic of China (the "PRC") for the Company's investment in the Yangzhou Economic and Technology Development Zone (the "Zone") that is located in Jiangsu Province, PRC.

Under the R&D Agreement, the Company or its majority-owned affiliate will invest in and establish a research and development center (the "R&D Center") to engage in the research and development of the IC design technologies related to "high-speed serial connectivity" and the "XO crystal oscillator" and the manufacture of relevant products. It is expected that the Company's total investment, over a period of years, will be approximately $30 million U.S. Dollars, which may take the form of, subject to certain registered capital requirements, cash, tangible assets, patents and other intangible assets and other business assets. The Company will lease the R&D Center from the Committee and will have a purchase option for a period of 3 years after lease commencement.

In support of the Company's investment, the Committee has agreed to assist the Company to acquire tax incentives and preferential policies to the maximum extent permitted under PRC national and local laws and regulations. The Committee also will provide financial support to the Company based on the Company's achievement of specified paid-in-capital amounts. The Committee has also agreed to assist the Company with obtaining various governmental approvals, such as those relating to the establishment of the R&D Center, the recruitment of employees and the coordination with relevant provincial and/or municipal authorities as required.

The R&D Agreement is written in both Chinese and English with the same legal effect, and in the event of any discrepancies between them, the Chinese version shall prevail. The Company will be filing the English version of the agreement with the SEC. The foregoing description of the R&D Agreement is qualified in its entirety by reference to the English version of it.

This Current Report on Form 8-K contains forward-looking statements as defined under the Securities Litigation Reform Act. Forward-looking statements in this Form 8-K include the statements regarding the dollar amount of the Company's total investment. The Company's actual results could differ materially from what is set forth in such forward-looking statements due to a variety of factors, including unexpected delays and unexpected costs with respect to building the R&D Center in the Zone. Please also refer to the documents filed by the Company with the SEC from time to time, including, but not limited to, the Annual Report for the fiscal year ended June 27, 2009 and the quarterly report on Form 10-Q for the quarter ended September 26, 2009. All forward-looking statements are made as of the date hereof, based on information available to the Company and the Company assumes no obligation to update any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERICOM SEMICONDUCTOR CORPORATION

By: /s/ Angela Chen
Angela Chen
Chief Financial Officer

Date: December 3, 2009